SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2002

SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-10876 (Commission file number)	41-0985054 (IRS Employer Identification No.)

700 Pilgrim Way
Green Bay, Wisconsin 54304
(Address of principal executive offices)

Registrant's telephone number, including area code: (920) 429-2211

Item 5. Other Events.

       On April 2, 2002, ShopKo Stores, Inc. (the "Company") issued a press release announcing that it closed on a $50 million private placement mortgage financing secured by thirteen stores and the Company's distribution center located in De Pere, Wisconsin. In connection with the financing, the Company terminated five leases associated with closed stores that were controlled by the lender. The loan agreement is attached hereto as Exhibit 99.1. The April 2, 2002 Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference, except for references to the Company's website and the information contained therein.

Item 7. Exhibits.
Exhibit No.	Description
99.1	Loan Agreement between ShopKo Stores, Inc. and Kimco Select Investments dated March 27, 2002.
99.2	Press Release dated April 2, 2002.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPKO STORES, INC.

Date: April 4, 2002	/s/ Peter G. Vandenhouten Peter G. Vandenhouten Corporate Counsel/Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Loan Agreement between ShopKo Stores, Inc. and Kimco Select Investments dated March 27, 2002.
99.2	Press Release dated April 2, 2002.